FOR IMMEDIATE RELEASE

Investor Contact:
Paul J. Crecca	Mark Kurtz
(914) 289-9420	(914) 289-9480
pjcrecca@haightscross.com	mkurtz@haightscross.com

HAIGHTS CROSS COMMUNICATIONS, INC.
ANNOUNCES AGREEMENT-IN-PRINCIPAL
TO PURSUE DEBT RESTRUCTURING

White Plains, NY, August 21, 2009 — Haights Cross Communications, Inc. (“HCC” or the “Company”)  today announced that it has reached an agreement-in-principle with holders of 100% of the Company’s senior secured term loan and holders of more than 80% of the Company’s Senior Notes pursuant to which the Company will pursue, among other things, a restructuring of the Company’s 11 ¾% Senior Notes, 12 ½% Senior Discount Notes and Credit Agreement.  No changes in the Company’s operating businesses, Triumph Learning and Recorded Books, are planned in the restructuring and the Company anticipates doing business under normal vendor trade terms with all of its operating partners.

Paul J. Crecca, HCC’s President and Chief Executive Officer, commented:  “Triumph Learning and Recorded Books plan to continue operations as normal through the Haights Cross debt restructuring process. We will continue to acquire rights and publish new products, market and sell all our products to all customer segments, and plan to continue to pay our vendors, licensors and employees on a timely basis.  Once the restructuring of the Haights Cross debt is complete, the enterprise will be significantly deleveraged, a very positive outcome for our businesses.”

Triumph Learning is HCC’ s test-preparation and intervention business and is comprised of its Coach, Buckle Down, and Options brands. Recorded Books is a leading publisher of unabridged audiobooks and other audio media for libraries, schools, and consumers, with operations in the U.S., U.K. and Australia.

The Company also announced that it has terminated its Private Offer to Exchange and Consent Solicitation (the “Exchange Offer”) to qualified investors to exchange the Company’s Discount Notes for shares of common stock of the Company.  Prior to the termination of the Exchange Offer, the Company had not received the requisite threshold of tenders. No further tenders of Discount Notes will be accepted and any Discount Notes previously tendered pursuant to the Exchange Offer and not withdrawn will be promptly returned to the tendering holder thereof or credited to the account maintained at the depository from which such Discount Notes were tendered, as applicable.

The Company makes no assurance that it will be successful in consummating the restructuring on favorable terms, if at all.  The consummation of the restructuring will be subject to the completion of definitive transaction documents and be subject to various closing conditions contained therein. In the event that the Company is not able to successfully complete the restructuring, it intends to explore all other restructuring alternatives available to it at that time. The Company makes no assurance that any alternative restructuring arrangement or plan could be accomplished.

About Haights Cross Communications:

Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school libraries, and consumers. Haights Cross companies include: Triumph Learning, Buckle Down Publishing and Options Publishing, and Recorded Books. For more information, visit www.haightscross.com.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements include without limitation, statements regarding the Company’s restructuring proposals.  Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. The Company makes no assurance that it will be successful in consummating the restructuring or any other restructuring proposal, on favorable terms if at all.  The consummation of the restructuring will be subject to the completion of definitive transaction documents and be subject to various closing conditions contained therein. A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. The risks included above are not exhaustive. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.